UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-36598	04-3321804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Agriculture Drive, Madison, WI 53716

(Address of Principal Executive Offices) (Zip Code)

(608) 441-8120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 14, 2015, Cellectar Biosciences, Inc. (the “Company”) entered into a Material Transfer Agreement (the “MTA”) with Institut de Recherche Pierre Fabre (“IRPF”). Under the MTA, IRPF will provide a selection of its proprietary cytotoxics (the “IRPF Materials”) to the Company for use in an in vivo proof-of-concept study to evaluate the potential to create new drug conjugates (“NDCs”) in combination with the Company’s proprietary Phospholipid Drug Conjugate platform technology. The Company will own all intellectual property associated with the NDCs developed as part of the research collaboration. If the Company decides to further develop any of the NDCs for preclinical studies, the Company will enter into good faith discussions with IRPF to acquire an option to in-license the IRPF Materials. In the event that the Company proposes to enter into a business relationship with a third party for advancement of the NDCs, the Company will grant IRPF a right of first refusal to enter into the same business relationship, which will be exercisable by IRPF within 60 days. In the event that the Company does not choose to further develop the NDCs for preclinical studies and IRPF desires to do so within four years following expiration of the MTA, the Company and IRPF will enter into good faith business discussions relating to IRPF’s use of the results of the study and certain of the Company’s proprietary technologies relating to the IRPF Materials. The Company has agreed to perform the study within twenty-four months of entry into the MTA, and the Company’s obligation to grant a right of first refusal will continue for four years following the date on which the Company provides the results of the study to IRPF.

ITEM 7.01	REGULATION FD DISCLOSURE

On December 16, 2015, the Company issued a press release announcing the collaboration with IRPF. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Title

99.1	Press release dated December 16, 2015, entitled “Cellectar Biosciences and Pierre Fabre Laboratories Announce Oncology Research Collaboration”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: December 17, 2015	By: /s/ Chad Kolean
Name: Chad Kolean
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title

99.1	Press release dated December 16, 2015, entitled “Cellectar Biosciences and Pierre Fabre Laboratories Announce Oncology Research Collaboration”

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